

<ARTICLE>                                        OPUR3
<LEGEND>
     This schedule contains summary financial information extracted from the
Consolidating Income Statement and Consolidating Retained Earnings Statement
for the year ended December 31, 1999, and the Consolidating Balance Sheet as
of Decmeber 31, 1999, included in this Form U-3A-2, and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>                         0001081316
<NAME>                        MidAmerican Energy Holdings Company
<MULTIPLIER>                                   1,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                              DEC-31-1999
<PERIOD-START>                                 JAN-01-1999
<PERIOD-END>                                   DEC-31-1999
<BOOK-VALUE>                                   PER-BOOK
<TOTAL-ASSETS>                                 10,766,352
<TOTAL-OPERATING-REVENUES>                     4,398,783
<NET-INCOME>                                   167,230

